Exhibit 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report of Food Technology Service, Inc. (the "Company") on Form 10-KSB for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on March 24, 2004 (the "Report"), Richard G. Hunter, as Chief Executive and Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

	(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

	(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 24, 2004


							/ s /  Richard G. Hunter, Ph.D.

							Chief Executive and Financial Officer